EXHIBIT 99.1

Contacts:   Yasmeen Coning                     Simon Morris
            LEWIS PR                           ClickSoftware, Inc.
            617 454 1106                       781 272-5903 x2293
            Yasmeenc@lewispr.com               simon.morris@clicksoftware.com
            www.lewisvpr.com (24x7)


            IBM AND CLICKSOFTWARE TEAMING ON FIELD FORCE AUTOMATION,
                   WORKFORCE MANAGEMENT AND ASSET MONITORING

     HELPING SERVICE COMPANIES SAVE TIME, CUT COSTS AND STRENGTHEN CUSTOMER
                                  SATISFACTION

BURLINGTON, MA, JULY 9TH, 2004 - ClickSoftware Technologies Ltd., (NasdaqSC:
CKSW) announced it will team with IBM Global Services to streamline service technicians' schedules and parts logistics for significantly improved customer service.

Combining ClickSoftware's algorithm-based workforce management software with IBM Global Services' wireless integration expertise, the companies will collaborate to offer solutions that allow companies to dispatch people and parts on demand.

"Vodafone UK's use of ClickSoftware's ServiceOptimization Suite has enabled effective management of our own field based engineers and improved the availability of our network for our customers benefit," said Kevin Millroy, Regional Operations Director, Vodafone UK. "We are now upgrading to include additional functionality from IBM and ClickSoftware, which in conjunction with the introduction of Vodafone's Mobile Workforce Enabler (MWE), ensures our engineers receive their job details almost as they are created."

Under the companies' teaming agreement, IBM and ClickSoftware are collaborating on an integrated solution for wireless field force automation enabling engineers to send and receive updated information on customer requests, status of tasks, and alerts on delays. This allows for constant re-optimization of workload, schedules and logistics in the field.


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Another combined offering involves the integration of an IBM smart device for remote monitoring, with ClickFix. Starting with symptoms detected by IBM's smart device, ClickFix remotely diagnoses the root cause of the problem, recommends the required skill set and parts, and creates a schedule request in ClickSchedule. Service engineers in the field receive a message from ClickSchedule, alerting them to a new task.

"Teaming up with IBM deepens our presence in the growing worldwide marketplace for workforce optimization solutions," said Dr. Moshe BenBassat, Chairman and CEO of ClickSoftware. "Our complementary solutions and core competencies will combine to produce leading-edge workforce management solutions for our customers."

"IBM is hands-on with the latest in technologies to improve our customers' performance," said Guido Bartels, Vice President, Pervasive/ Wireless Solutions, IBM EMEA. "ClickSoftware is an excellent addition to our extensive field force automation portfolio."


ABOUT IBM

IBM Global Services is the world's largest information technology services and consulting provider, generating record revenue and signings in 2003 of $42.6 billion and $55.5 billion, respectively. Some 180,000 professionals in more than 160 countries help clients integrate information technology with business value -- from the business transformation and industry expertise of IBM Business Consulting Services to hosting, infrastructure, technology design and training services. Leveraging IBM's unequalled scope and scale, IBM Global Services delivers integrated, flexible and resilient processes -- across companies and through business partners -- that enable clients to benefit from the on demand business model by saving money and transforming their businesses to be more competitive. For more information, visit www.ibm.com/services.


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ABOUT CLICKSOFTWARE

ClickSoftware is the leading provider of workforce and service optimization solutions that maximize workforce productivity and customer satisfaction while minimizing operations costs. ClickSoftware's ServiceOptimization Suite provides an integrated, intelligent solution for automatic, efficient, and effective decisions over the entire service decision-making chain. It includes reliable customer demand and workload forecasting, strategic and tactical capacity planning, daily service scheduling, troubleshooting and repair support, wireless workforce management, and business analytics, connecting all organizational levels and functions.

The company is headquartered in Burlington, MA and Israel, with offices in North America, Europe, and Asia Pacific. For more information about ClickSoftware, call (781) 272-5903 or (888) 438-3308 or visit http://www.clicksoftware.com

                                            ###

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding the teaming relationship's effect on ClickSoftware's market presence and on future product development. Such "forward-looking statements" involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. ClickSoftware's achievement of these results may be affected by many factors, including among others, the following risks: that IBM and ClickSoftware will not expand their relationship as currently anticipated; that IBM may terminate the relationship sooner than anticipated; that IBM and ClickSoftware may not be able to jointly develop leading-edge workforce management solutions; that the market acceptance of ClickSoftware's products may not grow as anticipated; and other risks associated with ClickSoftware's business. For additional information regarding risks relating to ClickSoftware's business, see ClickSoftware's filings with the Securities and Exchange Commission including ClickSoftware's annual report on Form 10-K for the year ended December 31, 2003, and subsequent filings with the Securities and Exchange Commission. ClickSoftware does not undertake to update any forward-looking statements.